Exhibit 4.1

Number C-____ ________ Shares Common Stock THIS CERTIFIES THAT __________ is the record holder of (_____________) __________________ shares of Common Stock of Solid Power, Inc. a Delaware corporation transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned. This certificate and the shares it represents are subject to the provisions of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. The corporation will furnish without charge to each stockholder who so requests a statement describing the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The corporation has caused this certificate to be signed by its duly authorized officers as of ____________, 20__. Secretary President

FOR VALUE RECEIVED, I HEREBY SELL, ASSIGN AND TRANSFER ___________ SHARES REPRESENTED BY THIS CERTIFICATE TO ______________________ AND HEREBY IRREVOCABLY APPOINT ____________________________ AS ATTORNEY TO TRANSFER THESE SHARES ON THE SHARE REGISTER OF THE CORPORATION. DATED (Stockholder) (Witness) (Stockholder) NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME AS WRITTEN ON THE FACE OF THIS CERTIFICATE.